EXHIBIT 99


PRESS RELEASE                                       FOR FURTHER  DAVID M. GADDIS
IMMEDIATE RELEASE                                   INFORMATION: PRESIDENT & CEO
FEBRUARY 2, 2001                                                 FVNB CORP.
                                                                 361-572-6500


          FVNB CORP. FOURTH QUARTER DIVIDEND AND EARNINGS ANNOUNCEMENT

VICTORIA, TEXAS - FVNB Corp. (NASDAQ: FVNB) announced that consolidated net income of the Company for the year ended December 31, 2000 was approximately $8.25 million, or $3.48 per share. This compares to consolidated net income of approximately $7.50 million, or $3.16 per share, for the same period in 1999. The growth in net income of approximately $.75 million from 1999 to 2000 represents an increase of approximately 10.00%. The Company's return on average assets of 1.22% and return on average equity of 13.21% for the year ended December 31, 2000 compare to 1.18% and 12.72%, respectively, for the same period in 1999.

As of December 31, 2000 and 1999, the Company reported total consolidated assets of approximately $709 million and $655 million, respectively. Consolidated deposits of the Company were approximately $588 million and $555 million as of December 31, 2000 and 1999, respectively.

"The year ended December 31, 2000 resulted in another record in earnings performance as a result of increased non-interest income and quality loan growth at both of our subsidiary banks. Net of non-recurring items totaling $1.17 million in 1999 and $.46 million in 2000, our earnings are up approximately 23%. We were also successful in expanding our customer base through the acquisition of Mid-Coast Savings Bank which provides locations in Edna and Ganado, Texas, and by launching our newest location, 'fvnb.com', our state of the art e-banking facility," commented David M. Gaddis, President and Chief Executive Officer of FVNB Corp.


Noted Financial Data

o Net interest income of the Company on a taxable equivalent basis was approximately $27,685,000 in 2000 compared to $25,024,000 in 1999. This increase of approximately $2,661,000, or 10.63%, is due primarily to an overall increase in the volume of earning assets as well as a continued shift in the mix of earning assets from investment securities into higher yielding loans. In addition, the Company experienced rising rates on interest-bearing liabilities during 2000 resulting in higher interest costs. These increased interest costs were more than offset by the favorable impact of increased yields on earning assets.

o Non-interest income of the Company was approximately $10,320,000 in 2000 compared to $8,569,000 in 1999. This represents an increase of approximately $1,751,000, or 20.43%. Significant components of the Company's non-interest income include trust service fees, services charges and fees on deposit accounts, and income from leasing activities. Non-interest income increased in 2000 due primarily to growth in commission fee income as well as the impact of rental income recognized as the result of the operating lease of an aircraft entered into by a wholly owned operating subsidiary of First Victoria National Bank in June 1999. First Victoria National Bank is a wholly owned subsidiary bank of the Company.

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
o The Company reported non-interest expense of approximately $24,359,000 in 2000 compared to $21,869,000 in 1999. This represents an increase of approximately $2,490,000, or 11.39%. Significant components of non-interest expense include salaries and employee benefits, net occupancy and furniture and equipment expense, professional fees, data processing expense and amortization of goodwill and intangibles. The Company experienced an increase in non-interest expense during 2000 due primarily to expenses associated with leasing activities entered into by First Victoria National Bank in June 1999 as well as the acquisition of Mid-Coast Savings Bank in April 2000.

o On April 14, 2000, First Victoria National Bank completed the acquisition of Mid-Coast Savings Bank. Upon completion of the transaction, the two banks merged, with the existing branches of Mid-Coast becoming branches of First Victoria National Bank. Total intangible assets associated with the acquisition were approximately $4,257,000.

o On January 24, 2001, the Board of Directors of the Company declared a regular cash dividend of $.35 per share payable on February 16, 2001 to shareholders of record as of February 2, 2001.

FVNB Corp. is a financial holding company whose principal operating subsidiaries are First Victoria National Bank with locations in Victoria, Port Lavaca, Taft, Edna, and Ganado, Texas, and Citizens Bank of Texas N.A., with locations in New Waverly, The Woodlands, and Huntsville, Texas. As of December 31, 2000, total consolidated assets of the Company were approximately $709 million and consolidated equity capital was approximately $67 million.

["Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts contain forward looking information with respect to plans, projections or future performance of the Company, the occurrence of which involve certain risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission.]

                          Subsidiary Banks, Member FDIC

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
                                   FVNB CORP.
                   CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)


CONDENSED CONSOLIDATED BALANCE SHEETS     December 31, December 31, December 31,
                                              2000        1999         1998
------------------------------------------------------------------------------
ASSETS                                                (IN THOUSANDS)
  Cash and due from banks ...............  $  32,086    $  26,993    $  27,504
  Federal funds sold ....................     15,850       38,170        6,800
  Investment securities .................    144,413      158,776      211,918
  Loans and leases ......................    470,285      387,407      292,862
    Allowance for loan and lease losses .     (5,080)      (4,573)      (3,308)
  Premises and equipment ................     30,358       30,693        9,404
  Goodwill ..............................     13,817       10,719        1,821
  Other assets ..........................      7,678        6,999        6,163
                                           ---------    ---------    ---------
          TOTAL ASSETS ..................  $ 709,407    $ 655,184    $ 553,164
                                           =========    =========    =========

LIABILITIES
  Deposits:
    Non interest-bearing deposits .......  $ 111,041    $  90,857    $  77,302
    Interest-bearing deposits ...........    477,402      463,963      377,438
                                           ---------    ---------    ---------
       Total deposits ...................    588,443      554,820      454,740
  Federal funds purchased and securities
    sold under agreements to repurchase .     12,000        3,750       12,225
  Other borrowed funds ..................     30,471       27,827       19,119
  Other liabilities .....................     11,021        8,478        7,558
                                           ---------    ---------    ---------
          TOTAL LIABILITIES .............    641,935      594,875      493,642
SHAREHOLDERS' EQUITY ....................     67,472       60,309       59,522
                                           ---------    ---------    ---------
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY   $ 709,407    $ 655,184    $ 553,164
                                           =========    =========    =========
CAPITAL RATIOS
  Leverage Ratio.........................       8.18%        8.40%       11.01%
  Risk Based Ratios -
    Tier I Capital.......................      11.09%       12.23%       17.54%
    Total Regulatory Capital.............      12.12%       13.28%       18.55%

CONDENSED CONSOLIDATED STATEMENTS OF INCOME    Three Months Ended   Twelve Months Ended
                                                   December 31,          December 31,
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)         2000       1999       2000       1999
---------------------------------------------------------------------------------------
Interest income ............................   $13,366    $11,332    $50,901    $44,800
Interest expense ...........................     6,215      5,202     23,216     19,776
                                               -------    -------    -------    -------
  NET INTEREST INCOME ......................     7,151      6,130     27,685     25,024
Provision (credit) for loan and lease losses       400        140        700         86
                                               -------    -------    -------    -------
  NET INTEREST INCOME AFTER PROVISION
    FOR LOAN AND LEASE LOSSES ..............     6,751      5,990     26,985     24,938
Non-interest income ........................     2,741      2,445     10,320      8,569
Non-interest expense .......................     6,531      6,189     24,359     21,869
                                               -------    -------    -------    -------
  INCOME BEFORE INCOME TAXES ...............     2,961      2,246     12,946     11,638
Income tax expense .........................     1,059        829      4,694      4,136
                                               -------    -------    -------    -------
  NET INCOME ...............................   $ 1,902    $ 1,417    $ 8,252    $ 7,502
                                               =======    =======    =======    =======
Basic earnings per share ...................   $   .80    $   .60    $  3.48    $  3.16
                                               =======    =======    =======    =======
Diluted earnings per share .................   $   .80    $   .57    $  3.47    $  3.04
                                               =======    =======    =======    =======

Return on average assets ...................      1.08%       .86%      1.22%      1.18%
Return on average equity ...................     11.46%      9.34%     13.21%     12.72%

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